Exhibit 99.1



                                               UNOCAL
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245

                                [UNOCAL 76 LOGO]

                                                          NEWS RELEASE


               CHEVRONTEXACO ANNOUNCES AGREEMENT TO ACQUIRE UNOCAL

o   STOCK AND CASH TRANSACTION VALUED AT $18 BILLION
o   ACQUISITION EXTENDS CHEVRONTEXACO'S STRATEGIC POSITIONS IN CORE AREAS
o CHEVRONTEXACO PRODUCTION AND PROVED RESERVES EXPECTED TO INCREASE BY MORE THAN 15 PERCENT

         SAN RAMON, CALIF., APRIL 4, 2005 - ChevronTexaco Corporation (NYSE:CVX) and Unocal Corporation (NYSE:UCL) announced today that ChevronTexaco would acquire Unocal in a stock and cash transaction valued at approximately $18 billion, including net debt. The acquisition, which is subject to approvals by Unocal shareholders and certain regulatory agencies, will significantly enhance ChevronTexaco's position as a leading global energy provider.
         "Unocal is a unique independent with supermajor assets that are an excellent fit with our existing portfolio and our long-term strategies - to grow profitably in core upstream areas, build new legacy positions and commercialize our large undeveloped natural gas resource base," ChevronTexaco Chairman and CEO Dave O'Reilly said. "It is an attractive transaction that provides incremental value in both the near- and long-term."
         "Over the past several years Unocal has been highly successful in building a portfolio of major international and deepwater assets and prospects," said Charles R. Williamson, Unocal Chairman and Chief Executive Officer. "The combination with ChevronTexaco will provide the financial and technical resources to maximize the potential of these assets and prospects."
         ChevronTexaco expects oil-equivalent production from the combined portfolios during 2006 to average about 3 million barrels per day. Unocal's 1.75 billion barrels of oil-equivalent proved reserves would increase ChevronTexaco's reserve base as of the end of 2004 by about 15 percent. The resultant weighting of natural gas reserves would

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increase by about 5 percentage points to roughly one-third of the oil-equivalent total. ChevronTexaco expects the transaction to be accretive to ChevronTexaco's prospective production growth rate.

STRONG STRATEGIC FIT
         ChevronTexaco indicated the Unocal assets would provide an enhanced presence in several of the company's core areas of operations, including:

        o ASIA PACIFIC - The combination of the two companies will place ChevronTexaco in the top tier of natural gas producers and marketers in this expanding and strategically important region. ChevronTexaco would become the top oil and gas producer in Thailand. In Indonesia, extensive oil and gas producing operations offshore in both the shelf and deepwater areas will augment ChevronTexaco's significant oil production, principally onshore. Unocal also markets through the Bontang LNG plant in Indonesia, complementing ChevronTexaco's current LNG production in Australia, as well as ChevronTexaco's planned development of natural gas fields in the greater Gorgon area of Australia and the shipment of LNG to markets in Asia and North America.

        o GULF OF MEXICO - The acquisition will enhance ChevronTexaco's position in the Gulf of Mexico, where it is already a leading participant on the shelf and in deepwater opportunities such as Tahiti, Jack, Blind Faith and Great White. This, when combined with Unocal's position on the shelf, its interests in Mad Dog, St. Malo, K2 and Puma in the deep water, and its portfolio of exploration acreage, will further strengthen ChevronTexaco's Gulf of Mexico profile.

        o CASPIAN REGION - The acquisition will give ChevronTexaco the second-largest interest in the Azerbaijan International Operating Company (AIOC) oil producing operations, broadening its status as a leading oil company in the Caspian region. With AIOC comes a share in the Baku-Tbilsi-Ceyhan (BTC) export pipeline, further expanding ChevronTexaco's position in Caspian oil export infrastructure.

SYNERGY OPPORTUNITIES
         O'Reilly said the company would target synergies in a number of operations and corporate functions by rationalizing duplicate activities and highgrading investment
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programs. The integration process will focus on combining the strengths of the two companies into a unified, high-performing enterprise. For example, ChevronTexaco's proven expertise in project execution, particularly in the deep water, will help leverage the full value of Unocal's major developments. There will also be opportunities to add value by adopting Unocal's operating best practices in ChevronTexaco.
         ChevronTexaco expects disposition of assets following the close of the transaction to result in proceeds of more than $2 billion. Annual savings from operational synergies and reduced corporate expenses are estimated by ChevronTexaco at more than $325 million before tax.

TERMS OF THE ACQUISITION
         The acquisition consideration is structured as 75 percent stock and 25 percent cash, providing an overall value of approximately $62 per share based on the closing price of ChevronTexaco stock on April 1. Unocal shareholders may elect to receive either 1.03 shares of ChevronTexaco stock or $65 in cash for each share of Unocal stock; however, both of these elections will be subject to proration. In the aggregate, ChevronTexaco will issue approximately 210 million shares of ChevronTexaco stock and pay approximately $4.4 billion in cash. ChevronTexaco will also assume estimated net debt of $1.6 billion.

EFFECTS ON FUTURE FINANCIAL RESULTS
         ChevronTexaco estimates the acquisition would be accretive on a cash flow per-share basis. Further, it will be broadly neutral to earnings per share after taking into account synergies and significant additional share repurchases. ChevronTexaco indicated plans for the repurchases, subject to board approval and consistent with liquidity, legal requirements, and maintaining the company's AA credit rating. Over the past year, ChevronTexaco repurchased $2.8 billion of its common shares, as part of a $5 billion repurchase program.

INTEGRATION TIMETABLE
         Following regulatory approval, the full integration of the two companies is expected to be completed in six months.
         "We have very strong integration capabilities following the merger of Chevron and Texaco and intend to combine operations and achieve synergies quickly and efficiently," O'Reilly said. "At the same time, we remain strongly focused on enhancing
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our existing base business and increasing global production through development of our strong queue of capital projects.
         "ChevronTexaco and Unocal share common roots in the oil fields of California and we believe we have highly compatible business cultures and values. A very attractive element of this combination is the opportunity to integrate two highly capable groups of employees to continue to drive world-class performance," O'Reilly said.
         Williamson said, "In our discussions with ChevronTexaco it is clear that we share similar values and have comparable corporate cultures. This merger will be a good fit."
         O'Reilly concluded by saying, "The immediate benefits of this combination are tangible and the longer-term value is even more compelling. We believe it will significantly enhance our company's position as a leading competitor and the partner-of-choice in the global energy industry."

                                      * * *

LEHMAN BROTHERS is acting as financial advisor to ChevronTexaco Corporation. PILLSBURY WINTHROP SHAW PITTMAN LLP is acting as legal advisor. MORGAN STANLEY & CO. INC. is acting as financial advisor to Unocal Corporation. WACHTELL, LIPTON, ROSEN & KATZ is acting a legal advisor to Unocal.

                                      * * *

ABOUT CHEVRONTEXACO
ChevronTexaco Corporation is one of the world's leading energy companies. With more than 47,000 employees, ChevronTexaco subsidiaries conduct business in approximately 180 countries around the world, producing and transporting crude oil and natural gas, and refining, marketing and distributing fuels and other energy products. ChevronTexaco is based in San Ramon, Calif. More information on ChevronTexaco is available at www.chevrontexaco.com.

                                      * * *

ABOUT UNOCAL
Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. With more than 6,000 employees, the company's principal oil and gas activities are in Asia and North America. Unocal has no refining or marketing operations.

                                      * * *

INVESTORS NOTE: A conference call to follow-up on the announcement of this agreement will take place this morning, Monday, April 4, 2005, at 6:00 a.m. PDT. A Webcast of the meeting will be available in a listen-only mode to individual investors, media and other interested parties on ChevronTexaco's Web site at www.chevrontexaco.com under the "Investors" heading and at (973) 582-2734.
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MEDIA NOTE: A conference call for media with ChevronTexaco Chairman and CEO along with Unocal Chairman and CEO, providing more details on the acquisition will take place this morning, Monday, April 4, 2005 between 7:30 a.m. and 8:00 a.m. PDT. The call-in number is (973) 582-2757.

                                      * * *

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION
 FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
 PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Unocal shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Unocal operations into ChevronTexaco will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ChevronTexaco's and Unocal's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, neither ChevronTexaco nor Unocal undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

ChevronTexaco will file a Form S-4, Unocal will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ChevronTexaco free of charge by contacting ChevronTexaco Comptroller's Department, 6001 Bollinger Canyon Road - A3201, San Ramon, CA 94583-2324. You may obtain documents filed with the SEC by Unocal free of charge by contacting Unocal Stockholder Services at (800) 252-2233, 2141 Rosecrans Avenue, Suite 4000, El Segundo, CA 90245, e-mail: stockholder_services@unocal.com.

ChevronTexaco, Unocal, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Unocal's stockholders in
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connection with the merger. Information about the directors and executive officers of ChevronTexaco and their ownership of ChevronTexaco stock is set forth in the proxy statement for ChevronTexaco's 2005 Annual Meeting of Stockholders. Information about the directors and executive officers of Unocal and their ownership of Unocal stock will be set forth in the proxy statement for Unocal's 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.


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